Exhibit 99.1

Kentucky USA Energy, Inc. Announces Reaching Total Depth on Second Well
Wednesday August 27, 9:00 am ET

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS - News), an early stage natural gas exploration and production company, announced today that the Company has reached total depth (“TD”) of 2510 feet on Hunter Wells #2, the second well drilled by the Company in the New Albany Shale that has been evaluated and determined to be commercially viable. The well showed strong gas to the surface while drilling, and after logging the well, the log confirms that the shale formation encountered in this well is comparable to wells evaluated in the Company’s original reserves study. The completion process has begun on the well; the 4 ½” production casing is expected to be run into the well this week. The drilling contractor will rig down and mobilize the rig to the next location, B Johnston #1. Mechanical difficulties had caused the rig at Slinker #1B to go offline temporarily; however, repair on the equipment has been completed, and it is presently drilling at a depth of 1675 feet. Slinker #1B is expected to reach TD at the base of the shale formation of approximately 2500 feet. In addition, the crew has successfully cemented the production string at Francis Grace #1 and is now preparing for perforation and fracturing, which is scheduled for next week.

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:
Corporate:
Kentucky USA Energy, Inc.
Steven Eversole, CEO
606-878-5987
or
Investor Relations
Corporate Evolutions, Inc.
516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com